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                                AMENDED FORM 8-A
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
           SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934


                              ROCKFORD CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

            Arizona                                    86-0394353
  (State or Other Jurisdiction                         (IRS Employer
of Incorporation or Organization)                      Identification No.)

                            546 South Rockford Drive
                              Tempe, Arizona 85281
                    (Address of Principal Executive Offices)


Securities to be registered pursuant to Section 12(g) of the Act:

                    Title Of Each Class                                   Name Of Each Exchange On Which
                    To Be So Registered                                   Each Class Is To Be Registered
                    -------------------                                   ------------------------------
               Common Stock, Par Value $0.01                                          NASDAQ


         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. |_|

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. |X|

         Securities Act registration statement file number to which this form relates: 333-79285

         Securities to be registered pursuant to Section 12(g) of the Act:

                  Common Stock
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ITEM 1.           DESCRIPTION OF SECURITIES TO BE REGISTERED.

         Our description of common stock, par value $0.01 per share, under the caption "Description of Capital Stock" contained in our registration statement No. 333-79285 on Form S-1, as filed with the Securities and Exchange Commission on May 26, 1999, as amended from time to time, is incorporated herein by this reference.

ITEM 2.           EXHIBITS

         1. Our Articles of Incorporation are incorporated by reference to
Exhibit 3.1 of the S-1 Registration Statement.

         2. Our Amendment to Articles of Incorporation filed on January 12, 1988 is incorporated by reference to Exhibit 3.3 of the S-1 Registration Statement.

         3. Our Amendment to Articles of Incorporation filed on April 30, 1999 is incorporated by reference to Exhibit 3.4 of the S-1 Registration Statement.

         4. Our Amendment to Articles of Incorporation filed on May 17, 1999 is incorporated by reference to Exhibit 3.5 of the S-1 Registration Statement.

         5. Our Restated Bylaws are incorporated by reference to Exhibit 3.2 of the S-1 Registration Statement.

         6. Our Amendment to Bylaws adopted by the board of directors on May 14, 1999 is incorporated by reference to Exhibit 3.6 of the S-1 Registration Statement.

         7. Certificate representing our shares of common stock to be registered hereunder is incorporated by reference to Exhibit 4.1 of the S-1 Registration Statement.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                               ROCKFORD CORPORATION

DATED 6-29-99                  By:   /s/ W. Gary Suttle
     ------------                  ----------------------------------
                               W. Gary Suttle, President and Chief
                               Executive Officer

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